      As filed with the Securities and Exchange Commission on December 17, 1997
                                                  Registration No. 333-
                                                                 --------------
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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                               -----------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                               -----------------------
                                  CHIRON CORPORATION
                (Exact name of registrant as specified in its charter)
           DELAWARE                                        94-2754624
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)
                       4560 HORTON STREET, EMERYVILLE, CA 94608
                 (Address of principal executive offices) (Zip Code)

                              --------------------------
              CHIRON CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                               (Full title of the Plan)

                               -----------------------
                                WILLIAM G. GREEN, ESQ.
                      SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                  CHIRON CORPORATION
                       4560 HORTON STREET, EMERYVILLE, CA 94608
                       (Name and address of agent for service)
                                    (510) 655-8730
            (Telephone number, including area code, of agent for service)

                               ------------------------

                           CALCULATION OF REGISTRATION FEE

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                               PROPOSED          PROPOSED
 TITLE OF                      MAXIMUM           MAXIMUM
SECURITIES       AMOUNT        OFFERING          AGGREGATE       AMOUNT OF
  TO BE          TO BE          PRICE             OFFERING      REGISTRATION
REGISTERED     REGISTERED      PER SHARE           PRICE            FEE
------------   ----------      ---------           -----            ---

Deferred
Compensation
Obligations   $4,600,000.00       100%          $4,600,000.00    $1,357.00

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




                                       PART II

                  Information Required in the Registration Statement



Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    Chiron Corporation, (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

    a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1996 filed with the SEC on March 31, 1997;

    b. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 30, 1997, June 29, 1997 and September 28, 1997 filed with the SEC on May 14, 1997, August 11, 1997 and November 12, 1997, respectively;

    c. The Registrant's Current Report on Form 8-K filed with the SEC on October 23, 1997; and

    d. The Registrant's Registration Statement (No. 0-12798) on Form 8-A filed with the SEC on August 28, 1984 in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

    All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

    The securities consist of deferred compensation obligations of the Registrant outstanding under the Registrant's Supplemental Executive Retirement Plan (the "Plan"). The Plan is a non-qualified deferred compensation program under the Internal Revenue Code which is designed to operate in conjunction with the Registrant's 401(k) Plan (the "Qualified Plan"). The principal features of the non-qualified Plan may be summarized as follows:

    STRUCTURE.  The Plan is comprised of three separate programs:

         Supplemental Salary Deferral Program. Under this program each selected participant will have the right, by prior irrevocable election, to defer up to fifteen percent (15%) of his or her compensation for each calendar year for which the election is in effect, LESS the maximum dollar amount which may be contributed on the participant's behalf to the Qualified Plan for that year in compliance with the applicable limitations of Internal Revenue Code Sections 401(a)(17), 402(g)(1) and/or 415.

         Supplemental Matching Contribution Program. This program will supplement the matching contribution allocated to the participant's account each year under the Qualified Plan by providing such individual with the additional level of matching contribution which would have otherwise been allocated to his or her Qualified Plan account had that allocation not been reduced by reason of the compensation limitation imposed under Internal Revenue Code Sections 401(a)(17), 402(g) and/or 415.

         Supplemental Retirement Contribution Program. This program will supplement the retirement contribution allocated to the participant's account each year under the Qualified Plan by providing such individual with the additional level of retirement contribution which would have otherwise been allocated to his or her account under the Qualified Plan had that allocation not been reduced by reason of the compensation limitation imposed under Internal Revenue Code Sections 401(a)(17) and/or 415.

    ACCOUNTS. The Registrant will establish on its books and records a special account for each individual for whom compensation is deferred under the Supplemental Salary Deferral Program or to whom a supplemental benefit is allocated under either the Supplemental Matching Contribution Program or the Supplemental Retirement Contribution Program. However, the Registrant's obligation to pay the balance credited to such account will at all times be an unfunded and unsecured obligation. The Registrant will be under no obligation to establish any trust, escrow arrangement or other fiduciary relationship for the purpose of segregating funds for the payment of the account balances maintained under the Plan. Although the Registrant has established a so-called "rabbi trust" with The Northern Trust Company in order to accumulate a reserve for satisfying its liabilities under the Supplemental Salary Deferral Program, no participant will have any beneficial interest in those trust assets, and the assets will be available for the satisfaction of creditor claims in the event of the Registrant's insolvency or bankruptcy.

    INVESTMENT RETURN. The balance credited to each participant's account under the Plan will be credited with interest at the end of each calendar quarter. The interest rate used will be based on the Moody's Corporate Bond Yield Average. The participant will at all times be vested in his or her account balance to the same extent he or she is vested in the corresponding account balance maintained for such individual under the Qualified Plan.

    DISTRIBUTION.   The account balance will become payable either (i) in a
lump sum following the participant's termination of employment with the Registrant or (ii) in a series of annual installments, provided the participant has reached age fifty-five (55) and has been employed by the Registrant for a period of at least ten (10) years. The account balance may be distributed prior to the participant's termination of employment upon (i) the occurrence of an immediate and heavy financial hardship for which the participant does not have any other available resources or (ii) the forfeiture by the participant of fifteen percent (15%) of his or her vested account balance. Accrued benefits may not otherwise be assigned or alienated.

    AMENDMENT/TERMINATION. The Plan may be amended or terminated at any time, but no such plan amendment or termination will adversely affect the benefits which the participants have accrued to date under the Plan; provided that the Registrant may make a current distribution of each participant's account upon plan termination.

    There is no dollar limit on the total amount of compensation which may be deferred by participants over the term of the Plan. As of December 1, 1997, the total dollar amount of the Registrant's outstanding deferred compensation obligations under the Plan was $0.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.
                                         II-2

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware and the Bylaws of the Registrant contain certain provisions covering indemnification of corporate directors, officers and employees under certain conditions and subject to certain limitations.

    In addition, the Registrant has entered into supplemental indemnification agreements with its directors which broaden the scope of indemnity beyond that expressly provided by the Bylaws or the Delaware General Corporation Law. These supplemental contracts are permissible under the General Corporation Law and have been approved by the Registrant's stockholders. Accordingly, the indemnification agreements with directors will (i) confirm the present indemnity provided to them by the Registrant's Bylaws and give them assurance that this indemnity will continue to be provided despite future changes in the Bylaws, and
(ii) provide that, in addition, the directors shall be indemnified to the fullest possible extent permitted by law against all expenses (including attorneys' fees), judgments, fines and settlement amounts, incurred or paid by them in any action or proceeding, including any action by or in the right of the Registrant, on account of their service as a director or officer of the Registrant, or as a director or officer of any subsidiary of the Registrant, or as a director, officer, or similar official of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The indemnification agreements further provide that expenses incurred by a director in such cases shall be paid in advance, subject to the director's obligation to reimburse the Registrant in the event it ultimately determines that the director is not entitled to be indemnified for such expenses under any of the provisions of the indemnification agreement. However, no indemnity will be provided to any director under the agreements as described in clause (ii) of the third sentence of this paragraph on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest or to constitute willful misconduct. In addition, no indemnification will be provided if a final court adjudication shall determine that such indemnification is not lawful, or in respect to any suit in which judgment is rendered against a director for an accounting of profits made from a purchase or sale of securities of the Registrant in violation of Section 16(b) of the Exchange Act, as amended, or of any similar statutory provision, or on account of any remuneration paid to a director which is finally adjudged to have been paid in violation of law. The indemnification agreements also contain provisions designed to protect the Registrant from unreasonable settlements or redundant legal expenditures.

    The Registrant maintains liability insurance for each of its directors and officers which provides for coverage for certain liabilities for which indemnification by the Registrant may not be permissible under applicable law and public policy, including liabilities under the Securities Act of 1933, as amended.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

Item 8. EXHIBITS

Exhibit Number  Exhibit
--------------  -------
     4          Instruments Defining Rights of Security Holders: Chiron
                Corporation Supplemental Executive Retirement Plan.
     5          Opinion of Brobeck, Phleger & Harrison LLP.
    23.1        Consent of KPMG Peat Marwick LLP, Independent Auditors.
    23.2        Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.
    24          Power of Attorney.  Reference is made to page II-5 of this
                Registration Statement.

Item 9. UNDERTAKINGS

    A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the registration statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's Supplemental Executive Retirement Plan.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 above, or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 15th day of December, 1997.


                                       CHIRON CORPORATION


                                       By: /s/ Edward E. Penhoet, Ph.D
                                           --------------------------------
                                           Edward E. Penhoet, Ph.D
                                           President and Chief Executive
                                           Officer

                                  POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned officers and directors of Chiron Corporation, a Delaware corporation, do hereby constitute and appoint Edward E. Penhoet, Ph.D. and William J. Rutter, Ph.D., and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signatures                        Title                                        Date
----------                        -----                                        ----
/s/ Edward E. Penhoet, Ph.D.      President, Chief Executive Officer,          December 15, 1997
------------------------------    Chief Financial Officer and Director
Edward E. Penhoet, Ph.D.          (Principal Executive Officer, Principal
                                  Financial and Accounting Officer)


/s/ William J. Rutter, Ph.D.      Chairman of the Board                        December 15, 1997
------------------------------
William J. Rutter, Ph.D.


/s/ Lewis W. Coleman              Director                                     December 15, 1997
------------------------------
Lewis W. Coleman


/s/ Pierre E. Douaze              Director                                     December 15, 1997
------------------------------
Pierre E. Douaze


/s/ Donald A. Glaser, Ph.D.       Director                                     December 15, 1997
------------------------------
Donald A. Glaser, Ph.D.



Signatures                        Title                                        Date
----------                        -----                                        ----
/s/ Alex Krauer, Ph.D.            Director                                     December 15, 1997
------------------------------
Alex Krauer, Ph.D.


/s/ Vaughn D. Bryson              Director                                     December 15, 1997
------------------------------
Vaughn D. Bryson


/s/ Jack W. Schuler               Director                                     December 15, 1997
------------------------------
Jack W. Schuler


/s/ Pieter J. Strijkert, Ph.D.    Director                                     December 15, 1997
------------------------------
Pieter J. Strijkert, Ph.D.


/s/ Paul L. Herrling              Director                                     December 15, 1997
------------------------------
Paul L. Herrling




                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                       EXHIBITS

                                          TO

                                       FORM S-8

                                      UNDER THE

                                SECURITIES ACT OF 1933


                                  CHIRON CORPORATION

                                    EXHIBIT INDEX




   Exhibit No.                    Exhibit
   -----------                    -------

     4             Instruments Defining Rights of Security Holders: Chiron
                   Corporation Supplemental Executive Retirement Plan.
     5             Opinion of Brobeck, Phleger & Harrison LLP.
    23.1           Consent of KPMG Peat Marwick LLP, Independent Auditors.
    23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                   Exhibit 5.
    24             Power of Attorney.  Reference is made to page II-5 of this
                   Registration Statement.